McDERMOTT, WILL & EMERY
                             227 West Monroe Street
                            Chicago, Illinois 60606



                                        March 4, 1999


Board of Directors
Consolidated Papers, Inc.
231 First Avenue North
Wisconsin Rapids, Wisconsin 54495

         Re: Statement on Form S-8; 5,000,000 shares of Common Stock to be issued pursuant to 1998 Incentive Compensation Plan
              -------------------------------------------------------------

Gentlemen:

         You have requested our opinion in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") of Consolidated Papers, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 5,000,000 shares of the common stock of the Company, $1.00 par value (the "Common Stock"), which may be issued pursuant to the Consolidated Papers, Inc. 1998 Incentive Compensation Plan (the "Plan").

         We have examined or considered:

                  1. A copy of the Company's Articles of Incorporation, as amended.

                  2. The By-Laws of the Company.

                  3. Telephonic confirmation of the Secretary of State of Wisconsin, as of a recent date, as to the good standing of the Company in that state.

                  4.  Copies  of  a  Secretary's   Certificate   certifying  the
         resolutions duly adopted by the Board of Directors and Stockholders of the Company relating to the Plan.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the Common Stock under the Plan have been duly taken and upon acquisition pursuant to the terms of the Plan, the Common Stock will be validly issued, fully paid and nonassessable, except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.




                           /s/ McDERMOTT, WILL & EMERY